UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 9, 2004

                     INDUSTRIES INTERNATIONAL, INCORPORATED
             (Exact name of registrant as specified in its charter)

         Nevada                       000-32053               87-0522115
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                   Identification Number)

                     4/F Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shenzhen Road
                      Shenzhen, People's Republic of China
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: (86) 755-26520839

                                 Not applicable
         (Former name or former address, if changed since last report.)

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ITEM 8.01.  OTHER EVENTS.

      In late August and early September 2004 two lawsuits were filed against the Industries International, Inc. (the "Company") and Dr. Kit Tsui, the Company's former Chairman and Chief Executive Officer, in the United States District Court for the Southern District of New York. The complaints, which are substantially similar, purport to allege securities related claims in violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Act") and Rule 10b-5 promulgated thereunder, control person liability in violation of section 20(a) of the Act and other related claims in connection with the Company's February 2004 private placement. Plaintiffs are investors who participated in the private placement.

      By letter dated October 15, 2004, the Company requested permission from the Court to file a motion to dismiss the complaints for, among other reasons,
(a) plaintiffs' complaints fail to allege facts showing that defendants acted with scienter, (b) the complaints fail to allege that the alleged misrepresentations were the cause of plaintiffs' damages or were otherwise material, and (c) plaintiffs' negligence claims are barred by New York State securities laws. The Company intends to vigorously defend the actions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INDUSTRIES INTERNATIONAL,
                                            INCORPORATED


                                            By:  /s/ Liang Wang
                                                 -------------------------------
                                                 By:
                                                 Title:  Chief Executive Officer
Date:  November 9, 2004